QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

FOSTER WHEELER LLC(1)
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3803814 (I.R.S. Employer Identification No.)
Perryville Corporate Park Clinton, New Jersey (Address of principal executive offices)	08809-4000 (Zip code)

10.5% Senior Secured Notes due 2011, Series A
(Title of the indenture securities)

(1)
See Table 1—List of additional obligors

Table 1

        Address of each of the Guarantors listed below is Perryville Corporate Park, Clinton, New Jersey 08809-4000.

	Subsidiary Guarantor	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
1.	Continental Finance Company Ltd.	Bermuda	Not applicable
2.	Energy Holdings, Inc.	Delaware	32-0100498
3.	Equipment Consultants, Inc.	Delaware	22-1899985
4.	Financial Services S.a.r.l.	Luxembourg	Not applicable
5.	Foster Wheeler Holdings Ltd.	Bermuda	22-3814170
6.	Foster Wheeler Asia Limited	Delaware	22-2428000
7.	Foster Wheeler Capital & Finance Corporation	Delaware	22-3486371
8.	Foster Wheeler Constructors, Inc.	Delaware	22-2749540
9.	Foster Wheeler Development Corporation	Delaware	22-2109044
10.	FW Energie B.V.	Netherlands	Not applicable
11.	Foster Wheeler Energy Corporation	Delaware	22-2023682
12.	Foster Wheeler Energy Manufacturing, Inc.	Delaware	22-3293071
13.	Foster Wheeler Energy Services, Inc.	California	76-0271671
14.	Foster Wheeler Enviresponse, Inc.	Delaware	22-2574074
15.	Foster Wheeler Environmental Corporation	Texas	75-2512450
16.	Foster Wheeler Europe Limited	England	Not applicable
17.	Foster Wheeler Facilities Management, Inc.	Delaware	22-3144074
18.	Foster Wheeler Inc.	Delaware	22-3800664
19.	Foster Wheeler Intercontinental Corporation	Delaware	13-2884486
20.	Foster Wheeler International Corporation	Delaware	13-6152983
19.	Foster Wheeler International Holdings, Inc.	Delaware	22-3800663
20.	Foster Wheeler Middle East Corporation	Delaware	22-3229745
21.	Foster Wheeler North America Corp.	Delaware	22-3248302
22.	Foster Wheeler Power Corporation	Delaware	22-2180356
23.	Foster Wheeler Power Systems, Inc.	Delaware	22-2271893
24.	Foster Wheeler Pyropower, Inc.	New York	95-3565932
25.	Foster Wheeler Real Estate Development Corp.	Delaware	22-2571704
26.	Foster Wheeler Realty Services, Inc.	Delaware	22-3800667
27.	Foster Wheeler USA Corporation	Delaware	22-2023683
28.	Foster Wheeler Virgin Islands, Inc.	Delaware	22-3235076
29.	Foster Wheeler Zack, Inc.	Delaware	22-3388258
30.	FW Hungary Licensing Limited Liability Company	Hungary	12562895-2-18

31.	FW Mortshal, Inc.	Delaware	33-0383026
32.	HFM International, Inc.	Delaware	22-2933225
33.	PGI Holdings, Inc.	Delaware	32-0100496
34.	Process Consultants, Inc.	Delaware	22-1830450
35.	Pyropower Operating Services Company, Inc.	California	33-0249382
36.	Perryville III Trust	New York	Not applicable

        Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Treasury Department
      Washington, D.C.

      Federal Deposit Insurance Corporation
      Washington, D.C.

      Federal Reserve Bank of San Francisco
      San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

        Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

        Item 15.    Foreign Trustee.    Not applicable.

        Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

  Exhibit
  1.   A copy of the Articles of Association of the trustee now in effect.*

  Exhibit
  2.   A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

  Exhibit
  3.   See Exhibit 2

  Exhibit
  4.   Copy of By-laws of the trustee as now in effect.***

  Exhibit
  5.   Not applicable.

  Exhibit
  6.   The consent of the trustee required by Section 321(b) of the Act.

  Exhibit
  7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.****

  Exhibit
  8.   Not applicable.

  Exhibit
  9.   Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

****
Wells Fargo Bank Minnesota, National Association was consolidated into Wells Fargo Bank, National Association effective February 20, 2004.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 23rd day of April 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Jane Y. Schweiger Vice President

EXHIBIT 6

April 23, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
Jane Y. Schweiger Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank Minnesota, National Association
of Sixth Street and Marquette Avenue, Minneapolis, MN 55479
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$1,322
Interest-bearing balances		127
Securities:
Held-to-maturity securities		0
Available-for-sale securities		2,568
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,053
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		14,457
Loans and leases, net of unearned income	27,715
LESS: Allowance for loan and lease losses	284
Loans and leases, net of unearned income and allowance		27,431
Trading Assets		49
Premises and fixed assets (including capitalized leases)		180
Other real estate owned		12
Investments in unconsolidated subsidiaries and associated companies		0
Customers' liability to this bank on acceptances outstanding		22
Intangible assets
Goodwill		291
Other intangible assets		9
Other assets		1,281

Total assets		$48,802

LIABILITIES
Deposits:
In domestic offices		$29,890
Noninterest-bearing	17,097
Interest-bearing	12,793
In foreign offices, Edge and Agreement subsidiaries, and IBFs		4
Noninterest-bearing	0
Interest-bearing	4
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,295
Securities sold under agreements to repurchase		237
Trading liabilities		2
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		4,543
Bank's liability on acceptances executed and outstanding		22
Subordinated notes and debentures		0
Other liabilities		973

Total liabilities		$44,966
Minority interest in consolidated subsidiaries		0
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		100
Surplus (exclude all surplus related to preferred stock)		2,134
Retained earnings		1,546
Accumulated other comprehensive income		56
Other equity capital components		0

Total equity capital		3,836

Total liabilities, minority interest, and equity capital		$48,802

        I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Jon R. Campbell Marilyn A. Dahl Gerald B. Stenson	Directors

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 420 Montgomery Street, San Francisco, CA 94163
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$11,411
Interest-bearing balances		3,845
Securities:
Held-to-maturity securities		0
Available-for-sale securities		17,052
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		516
Securities purchased under agreements to resell		109
Loans and lease financing receivables:
Loans and leases held for sale		14,571
Loans and leases, net of unearned income	172,511
LESS: Allowance for loan and lease losses	1,554
Loans and leases, net of unearned income and allowance		170,957
Trading Assets		6,255
Premises and fixed assets (including capitalized leases)		2,067
Other real estate owned		144
Investments in unconsolidated subsidiaries and associated companies		306
Customers' liability to this bank on acceptances outstanding		68
Intangible assets
Goodwill		6,814
Other intangible assets		7,501
Other assets		8,858

Total assets		$250,474

LIABILITIES
Deposits:
In domestic offices		$157,695
Noninterest-bearing	44,315
Interest-bearing	113,380
In foreign offices, Edge and Agreement subsidiaries, and IBFs		16,249
Noninterest-bearing	6
Interest-bearing	16,243
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,685
Securities sold under agreements to repurchase		1,613
Trading liabilities		4,277
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		18,212
Bank's liability on acceptances executed and outstanding		68
Subordinated notes and debentures		6,742
Other liabilities		7,358

Total liabilities		$226,899
Minority interest in consolidated subsidiaries		60
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		17,709
Retained earnings		4,920
Accumulated other comprehensive income		366
Other equity capital components		0

Total equity capital		23,515

Total liabilities, minority interest, and equity capital		$250,474

        I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt Howard Atkins John Stumpf	Directors

QuickLinks

FORM T-1